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Exhibit 99.1
** NEWS RELEASE **


            HOT TOPIC, INC. REPORTS FEBRUARY COMP STORE SALES UP 0.2%
                   AND RESTATEMENT TO CHANGE LEASE ACCOUNTING

CITY of INDUSTRY, CA, March 2, 2005 -- Hot Topic, Inc. (Nasdaq National Market:
HOTT) today announced the following sales results for the month of February (ended February 26, 2005):


                                                             Comparable Store
                           Net Sales                          Sales % Change
                                                         This
               $ Millions           % Increase           Year          Last Year
               ----------           ----------           ----          ---------
February          $46.0                 16%              0.2%             7.6%

         The Company also stated that, based upon review with its audit committee and consultations with its independent auditors, it will restate its consolidated financial statements for certain prior periods to reflect changes related to lease accounting. The Company previously reflected the unamortized portion of construction allowances as a reduction of capital expenditures, but will adjust to record those transactions as a deferred rent credit. In addition, the restatement will include a change in the manner in which the Company has accounted for rent expense to include the store build-out period used primarily for construction activities prior to the commencement of new store operations. Previously, the Company did not include the period prior to opening a new store in its calculation of straight-line rent expense.

         Hot Topic estimates the restatement will reduce earnings per diluted share by $0.01 for each fiscal year 2004, 2003 and 2002. In addition, the Company estimates that earnings per diluted share will be lower by approximately $0.01 in fiscal 2005.

         The Company reiterated that it is comfortable with the consensus earnings per diluted share of $0.38 for the fourth quarter of 2004. Including the interim periods of 2004 that will be restated, the full year 2004 earnings guidance is $0.83 per diluted share. Based upon the restatement of 2004, the Company is revising its guidance for the first quarter of 2005 to $0.11 per diluted share, consistent with consensus earnings estimates.

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         For more detailed information on February sales results, please call
626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss fourth quarter results, business trends and other matters is scheduled for March 16, 2005 at 4:30 PM (ET). The conference call number is 800-370-0869, and will be accessible to all interested parties. It will also be webcast at www.companyboardroom.com. A replay will be available at 877-519-4471, pass code 5620263, for approximately two weeks.

         Hot Topic, Inc. is a national mall-based specialty retailer. Hot Topic offers apparel, accessories and gifts to young men and women principally between the ages of 12 and 22. Torrid, the Company's second concept, provides plus-size fashion-forward apparel and accessories that target young women principally between the ages of 15 and 29. The Company currently operates 596 Hot Topic stores in all 50 states and Puerto Rico, 77 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

         In addition to the historical information contained herein, this news release contains forward-looking statements, which include statements relating to financial results, guidance, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the Company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed in the Company's SEC reports, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended January 31, 2004. Historical results achieved are not necessarily indicative of the future prospects of the Company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA
Mr. Jim McGinty, CFO 626-839-4681 x2675
Ms. Megan Hall, Manager of I.R. 626-839-4681 x2173


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